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                                                            Hollywood Park, Inc.
                                                            Exhibit 10.39

                                   AGREEMENT
                                   ---------

     This agreement ("Agreement") is hereby entered into by and between Crystal Park Hotel & Casino Development Company LLC, a California limited liability company ("Crystal Park") and Compton Entertainment, Inc., a California corporation ("CEI") as of September 12, 1997 with reference to the following facts:

     A. On or about August 3, 1995, CEI and Crystal Park's predecessor, HP/Compton, Inc., entered into a written lease agreement (the "Original Lease") for the premises commonly known as 111 N. Artesia Boulevard, Crystal City, California 90220 (the "Premises"). On or about March 12, 1996, CEI and HP/Compton, Inc. entered into the First Amendment to Lease. On or about July 30, 1996, Crystal Park succeeded to the rights of HP/Compton, Inc. with respect to the Lease and the amendment thereto. On or about September 13, 1996, Crystal Park and CEI entered into the Second Amendment to Lease. The Original Lease and amendments thereto shall be collectively referred to herein as the "Lease."

     B. CEI failed to make timely payment for rent under the Lease for the month of June, 1997 and failed to make timely payment of property taxes due Crystal Park under the Lease.

     C. On July 21, 1997, Crystal Park filed an action for unlawful detainer against CEI in Los Angeles Superior Court, case number BC 174953 (the "Action"). CEI answered the complaint on July 30, 1997. The trial of the Action is currently scheduled to begin on September 8, 1997.

     D. CEI has requested that Crystal Park continue the trial date in the Action until October 9, 1997, or as soon thereafter as the Court's schedule will allow.

     NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, Crystal Park and CEI hereby agree as follows:

     1.   Continuance of Trial Date.  Crystal Park shall request that the Court
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continue the trial of the Action from September 8, 1997 until the week of
October 13, 1997, or as soon thereafter as the Court's schedule will allow.

     2.   Payment Schedule.  CEI shall make the following payments on the dates
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listed below:

          2.1 CEI and Crystal Park acknowledge that on or about September 4, 1997, CEI delivered to Crystal Park's offices a check in the amount of $200,000, and that on or about September 12, 1997 CEI delivered to Crystal Park's offices a check in the amount of $150,000. CEI and Crystal Park hereby agree that Crystal Park has accepted these checks as payment for CEI's occupancy of the Premises for the month of August, 1997 in accordance with and subject to all of the provisions of this Agreement, including but not limited to the provisions of paragraphs 3 and 4 hereof. Without limiting the generality of the foregoing, CEI and Crystal Park hereby agree that Crystal Park's acceptance of these payments (1) does not constitute a waiver of Crystal Park's declaration of forfeiture of the Lease, or of Crystal Park's rights to prosecute the
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               Action and recover possession of the Premises; and (2) does not constitute, and shall not be used as evidence of, any lease agreement between CEI and Crystal Park.

          2.2 On or before September 19, 1997, CEI shall pay Crystal Park the amount of $50,000 as a partial payment for CEI's occupancy of the Premises for the month of September, 1997.

          2.3 On or before October 8, 1997, CEI shall pay Crystal Park the amount of $350,000. The first $300,000 of this amount shall complete payment for CEI's occupancy of the Premises for the month of September, 1997. The last $50,000 of this amount shall constitute a partial payment for CEI's occupancy of the Premises for the month of July, 1997.

     3.   Crystal Park's Contentions.  Crystal Park contends that it declared
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the Lease terminated prior to commencing the Action and that the Lease is terminated and of no further force and effect. Crystal Park contends that CEI is currently occupying the Premises as a holdover tenant only with no rights under the Lease or any other lease agreement and the payments referred to in paragraph 2 represent occupancy charges as a holdover tenant. CEI denies these contentions.

     4.   No Waiver.  CEI and Crystal Park hereby acknowledge and agree that the
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purpose of this Agreement is to continue the trial of the Action and allow CEI to make, and Crystal Park to accept, the payments specified in paragraph 2 above, without causing any change or prejudice whatsoever to the parties' respective contentions and positions in the Action, or to Crystal Park's ability to pursue any and all rights and remedies it currently has or may have in the future. Without limiting the generality of the preceding sentence, CEI and Crystal Park hereby further agree as follows:

          4.1 Nothing in this Agreement, including but not limited to the characterization of payments hereunder as "rent," nor any action taken by either party pursuant to this Agreement, including but not limited to Crystal Park's acceptance of payment hereunder, shall constitute a waiver of Crystal Park's contentions described in paragraph 3 above. Neither this Agreement nor any action taken by CEI or Crystal Park pursuant to this Agreement, including but not limited to Crystal Park's acceptance of payment by CEI, shall constitute or be used as evidence of any lease, or the reinstatement of the Lease, between the parties.

          4.2 Nothing in this Agreement, nor any action taken by either party pursuant to this Agreement, including but not limited to Crystal Park's acceptance of payment hereunder, shall constitute a waiver of any of Crystal Park's rights, including but not limited to Crystal Park's rights to (1) enforce the payment of rent previously due under the Lease; (2) pursue remedies for previous defaults by CEI under the Lease; (3) pursue the Action and seek possession of the Premises and a judicial declaration of termination of the Lease; or (4) characterize CEI's present occupancy as a holdover tenancy. Nothing in this paragraph 4.2 shall be interpreted as an admission by CEI that Crystal Park has any of the rights described in this paragraph 4.2.

          4.3 Neither this Agreement, nor any action by either party hereunder, including but not limited to Crystal Park's acceptance of payment hereunder, shall constitute a waiver of any notice previously served on CEI by Crystal Park, including but not limited to the notices served on CEI on July 14, 1997 and August 20, 1997, any
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declaration of forfeiture of the Lease contained in such notices, or of Crystal
Park's right to pursue an action for unlawful detainer based on any such notices. Neither this agreement nor any action taken by either party hereunder shall constitute a waiver of any of the defenses raised by CEI in the Action including but not limited to CEI's contention (which Crystal Park disputes) that Crystal Park's acceptance of rent payments made prior to the payments identified in paragraph 2 constituted a waiver of Crystal Park's claims for unlawful detainer.

     5. CEI and Crystal Park agree that, provided that CEI is in full and strict compliance with the terms of this Agreement, CEI and Crystal Park will meet within thirty days after September 19, 1997 to discuss the possibility of an agreement to allow CEI to continue in possession of the Premises at an agreed upon monthly rent. Notwithstanding the foregoing, CEI and Crystal Park acknowledge and agree that (1) Crystal Park is under no obligation, either express or implied, to enter into any such agreement; and (2) Crystal Park has made no promises or representations, either express or implied, that it will enter any such agreement; (3) this paragraph 5 does not constitute, and shall not be used as evidence of, any leasehold interest in the Premises by CEI; and
(4) nothing in this paragraph 5 shall constitute a waiver of, or otherwise limit, Crystal Park's right to characterize CEI's current occupation of the Premises as a holdover tenancy.

     6.   Counterparts.  This Agreement may be executed in any number of
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counterparts, each of which, when executed, shall be deemed to be an original hereof, and all of which together shall be deemed to be one and the same instrument.

     7.   Entire Agreement.  This Agreement constitutes a single, integrated
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written contract expressing the entire agreement between the Parties and supersedes any and all prior written, oral or implied discussions, negotiations or understandings between them. No person has authority to make any representations or promises on behalf of the parties hereto which is not specifically set forth in this Agreement. This Agreement may be amended, modified, or supplemented only by a writing executed on behalf of both of the parties hereto.
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     IN WITNESS WHEREOF, this Agreement has been executed as of the day and year first above written.

CRYSTAL PARK HOTEL & CASINO
DEVELOPMENT COMPANY, LLC
a California limited liability company

By:  HP/Compton, Inc.
     a California Corporation, Manager

     By: /s/ G. Michael Finnigan
         ---------------------------------
          G. Michael Finnigan

     Its: Vice President

COMPTON ENTERTAINMENT, INC.
a California Corporation

     By: /s/ Rouben Kandilian
         -------------------------------------
         Rouben Kandilian